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                                                                    EXHIBIT 1(e)


                          SHORT-TERM INVESTMENTS CO.

                            ARTICLES SUPPLEMENTARY

     SHORT-TERM INVESTMENTS CO., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The Board of Directors of the Corporation has adopted a resolution
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increasing the number of shares of common stock that are classified (but not increasing the aggregate number of authorized shares) into separate classes by:

          classifying an additional three billion (3,000,000,000) shares of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of three million dollars ($3,000,000), as Assets Portfolio - Cash Management Class Shares; and

          classifying an additional three billion (3,000,000,000) shares of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of three million dollars ($3,000,000), as Assets Portfolio - Private Investment Class Shares.

     SECOND:   A description of the Shares so classified with the preferences,
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conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as set or changed by the Board of Directors of the Corporation, is as follows:

          The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of the common stock of the Corporation is set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter, and has not been changed by the Board of Directors of the Corporation.

     THIRD:    The Board of Directors of the Corporation has classified the
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shares described above under the authority contained in the Charter of the
Corporation, in accordance with Section 2-105(c) of the Maryland General Corporation Law.
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       FOURTH: Immediately prior to the filing of these Articles Supplementary,
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the Corporation had authority to issue 40,000,000,000 shares with a par value of
$.001 each, and an aggregate par value of forty million dollars ($40,000,000).
Of these shares, ten billion (10,000,000,000) shares had been classified as Assets Portfolio Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio - Personal Investment Class Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares had been classified as Prime Portfolio - Institutional Class Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio - Cash Management Class Shares, and three billion (3,000,000,000) shares had been classified as Prime
Portfolio - Resource Class Shares.

     FIFTH:    As of the filing of these Articles Supplementary, the Corporation
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shall have authority to issue 40,000,000,000 shares with a par value of $.001 each, and an aggregate par value of forty million dollars ($40,000,000). Of these shares, three billion (3,000,000,000) shares are classified as Assets Portfolio - Cash Management Class Shares, three billion (3,000,000,000) shares are classified as Assets Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares (including all previously issued and outstanding Assets Portfolio Shares) are classified as Liquid Assets Portfolio, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Personal Investment Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares have been classified as Prime Portfolio - Institutional Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Cash Management Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Resource Class Shares, and two billion (2,000,000,000) shares remain unclassified.


     SIXTH:    The Corporation is registered as an open-end company under the
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Investment Company Act of 1940.


          The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF, SHORT-TERM INVESTMENT CO. has caused these Articles
Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on November 3, 1995.

                                          SHORT-TERM INVESTMENTS CO.


Witness:

/s/ P. Michelle Grace                     /s/ Robert H. Graham
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Assistant Secretary                       President


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